As filed with the Securities and Exchange Commission on June 16, 2006
Registration No. 333-132453

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO FORM S-4
ON
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

UMPQUA HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	6022	93-1261319
(State of Incorporation)	(Primary Standard Industrial	(IRS Employer
	Classification Code Number)	Identification No.)

One SW Columbia Street, Suite 1200, Portland, Oregon 97258
(503) 727-4100
 (Address of Principal Executive Offices)

  Western Sierra Bancorp 2004 Stock Option Plan
Western Sierra Bancorp 1999 Stock Option Plan
Western Sierra Bancorp 1997 Stock Option Plan
Auburn Community Bancorp 2003 Stock Option Plan
Sentinel Community Bank 1999 Stock Option Plan
Western Sierra National Bank 1989 Stock Option Plan
(Full title of the plans)

Steven L. Philpott, Executive Vice President, General Counsel and Secretary
Umpqua Holdings Corporation
675 Oak Street, Suite 200; PO Box 1560
Eugene, Oregon 97440
 (541) 434-2997
 (Name, Address and Telephone Number of Agent for Service)

With a Copy to:
Andrew H. Ognall, Esq.
Foster Pepper Tooze LLP
601 SW Second Avenue, Suite 1800
Portland, Oregon 97204
(503) 221-0607

As filed with the Securities and Exchange Commission on June 16, 2006
Registration No. 333-132453

	CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be Registered (1)			Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered				Offering Price per Unit	Aggregate Offering Price	Registration Fee

Common Stock, no par		19,212	(3)	N/A (2)	N/A (2)	N/A (2)
value		1,738	(4)
		231,357	(5)
		14,369	(6)
		27,706	(7)
		429,036	(8)

	TOTAL	723,418

(1)	Umpqua Holdings Corporation originally registered 13,600,000 shares of its common stock on the Registration Statement on Form S-4 to which this post-effective amendment relates. Umpqua will issue approximately 12,746,205 shares to shareholders of Western Sierra Bancorp in exchange for shares of Western Sierra Bancorp common stock.

(2)	Umpqua paid all filing fees payable in connection with the registration of these securities with the filing of the Registration Statement on Form S-4 filed on March 15, 2006, amended April 13, 2006, and declared effective April 18, 2006.

(3)	Approximate number of shares subject to options outstanding under the Auburn Community Bancorp 2003 Stock Option Plan.

(4)	Approximate number of shares subject to options outstanding under the Sentinel Community Bank 1999 Stock Option Plan.

(5)	Approximate number of shares subject to options outstanding under the Western Sierra Bancorp 2004 Stock Option Plan.

(6)	Approximate number of shares subject to options outstanding under the Western Sierra National Bank 1989 Stock Option Plan.

(7)	Approximate number of shares subject to options outstanding under the Western Sierra Bancorp 1997 Stock Option Plan.

(8)	Approximate number of shares subject to options outstanding under the Western Sierra Bancorp 1999 Stock Option Plan.

INTRODUCTORY STATEMENT

        On June 2, 2006, Western Sierra Bancorp merged with and into Umpqua Holdings Corporation, with Umpqua the surviving corporation. As a result of the merger, each outstanding share of Western Sierra Bancorp common stock was converted into the right to receive 1.61 shares of Umpqua Holdings Corporation common stock.

        Each outstanding stock option issued pursuant to the Western Sierra Bancorp 2004 Stock Option Plan, Western Sierra Bancorp 1999 Stock Option Plan, Western Sierra Bancorp 1997 Stock Option Plan, Auburn Community Bancorp 2003 Stock Option Plan, Sentinel Community Bank 1999 Stock Option Plan and Western Sierra National Bank 1989 Stock Option Plan (the "Western Sierra Plans") is no longer exercisable for shares of Western Sierra Bancorp common stock, but instead, constitutes an option to acquire, on the same terms and conditions as were applicable under such option immediately prior to consummation of the merger, that number of shares of Umpqua Holdings Corporation common stock equal to the product of the number of shares of Western Sierra Bancorp common stock for which such option was exercisable and 1.61. The exercise price for each option shall be the quotient obtained by dividing the exercise price per share for such option immediately prior to the effective time of the merger by 1.61.

        Umpqua Holdings Corporation has assumed the obligations of Western Sierra Bancorp under the Umpqua assumed the obligations of Humboldt under the Western Sierra Plans. The purpose of this post-effective amendment is to register on Form S-8 shares of Umpqua common stock previously registered on Form S-4 that will be issued pursuant to the exercise of options originally granted under the Western Sierra Plans.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference.

        The following documents are incorporated by reference in this registration statement

(a)	Umpqua's annual report on Form 10-K for the year ended December 31, 2005.

(b)	Umpqua's quarterly report on Form 10-Q for the quarter ended March 31, 2006 and Umpqua's current reports on Form 8-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 since December 31, 2005.

(c)	The description of the registrant's common stock contained in the registrant's registration statement on Form S-4/A filed April 13, 2006 and declared effective April 18, 2006.

        All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Foster Pepper Tooze LLP, special counsel to the registrant, is passing upon the validity of the common stock being registered. A partner of Foster Pepper Tooze LLP participating in the preparation of this Registration Statement owns 10,000 shares of common stock.

Item 6. Indemnification of Directors and Officers.

        As an Oregon corporation, Umpqua is subject to the provisions of the Oregon Business Corporation Act (the "OBCA"). The OBCA permits a corporation to indemnify an individual who is made a party to a proceeding because such individual is or was a director of the corporation against liability incurred in the proceeding if:

  His or her conduct was in good faith;
  He or she reasonably believed that his or her conduct was in the corporation's best interest, or at least not opposed to the corporation's best interests; and
  In the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Unless a corporation's articles of incorporation provide otherwise, indemnification is mandatory if the director is wholly successful on the merits or otherwise in such a proceeding, or if a court of competent jurisdiction orders the corporation to indemnify the director. Umpqua's articles of incorporation do not limit the statutory right to indemnification.

        Under the OBCA, a corporation may not, however, indemnify the individual if the individual was adjudged liable:

  to the corporation in a proceeding by or in the right of the corporation; or
  in any proceeding charging improper personal benefit on the basis that he or she improperly received a personal benefit.

        The OBCA also provides that a corporation's articles of incorporation may limit or eliminate the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that no such provision shall eliminate the liability of a director for:

  any breach of the directors' duty of loyalty to the corporation or its shareholders;
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
  any unlawful distribution; or
  any transaction from which the director derived an improper personal benefit.

        Umpqua's articles of incorporation provide that we will indemnify our directors and officers against reasonable expenses (including attorney fees), judgments, fines, penalties, excise taxes or settlement payments incurred or suffered by reason of service as a director or officer or at Umpqua's request as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

        Umpqua's articles of incorporation limit monetary liability of our directors for their conduct as directors to the fullest extent permitted under the OBCA. If the OBCA is amended to further limit the directors' liability, Umpqua's articles would incorporate such amendment on its effective date.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

        The exhibits required by Item 601 of Regulation S-K filed herewith or incorporated by reference are as follows:

Exhibits
4.1	Western Sierra National Bank 1989 Stock Option Plan (incorporated by reference to Exhibit 10.10 to Western Sierra Bancorp's Registration Statement on Form S-4 (No. 333- 66675) filed November 2, 1998 (Film No. 98736498))

4.2	Western Sierra Bancorp 1997 Stock Option Plan (incorporated by reference to Exhibit 10.11to Western Sierra Bancorp's Registration Statement on Form S-4 (No. 333-66675) filed November 2, 1998 (Film No. 98736498))

4.3	Western Sierra Bancorp 1999 Stock Option Plan (incorporated by reference to Exhibit 99.3 to Western Sierra Bancorp's Registration Statement on Form S-8 (No. 333-86653) filed September 7, 1999 (Film No. 99706921))

4.4	Western Sierra Bancorp 2004 Stock Option Plan (incorporated by reference to Exhibit A to Western Sierra Bancorp's Schedule 14A filed on April 1, 2004 (Film No. 04708872))

4.5	Sentinel Community Bank 1999 Stock Option Plan (incorporated by reference to Exhibit 99.4 to Western Sierra Bancorp's Registration Statement on Form S-8 (No. 333-50476) filed November 22, 2000 (Film No. 775454))

4.6	Auburn Community Bancorp 2003 Stock Option Plan (incorporated by reference to Exhibit 99.1 to Western Sierra Bancorp's Registration Statement on Form S-8 (No. 333- 111745) filed January 7, 2004 (Film No. 04512772))

5.1	Opinion of Foster Pepper Tooze LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Moss Adams LLP

23.3	Consent of Foster Pepper Tooze LLP (included in Exhibit 5.1)

24	Power of Attorney (contained on signature page to Umpqua's registration statement on Form S-4 filed March 15, 2006, to which this post-effective amendment on Form S-8 relates)

Item 9. Undertakings

        The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 on Form S-8 to the registrant's registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on June 15, 2006.

UMPQUA HOLDINGS CORPORATION

By:	/s/ Raymond P. Davis
Raymond P. Davis
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, Post-Effective Amendment No. 1 on Form S-8 to this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Raymond P. Davis	Date: June 15, 2006
Raymond P. Davis, Director,
Chief Executive Officer/President

By:	/s/ Ronald L. Farnsworth	Date: June 15, 2006
Ronald L. Farnsworth, Senior Vice President
Principal Accounting Officer

By:	/s/ Daniel A. Sullivan	Date: June 15, 2006
Daniel A. Sullivan, Executive Vice President
Chief Financial Officer

By:	*	Date: June 15, 2006
Ronald F. Angell, Director

By:	*	Date: June 15, 2006
Scott D. Chambers, Director

By:	*	Date: June 15, 2006
Allyn C. Ford, Director

By:	*	Date: June 15, 2006
David B. Frohnmayer, Director

By:	*	Date: June 15, 2006
Stephen Gambee, Director

By:	*	Date: June 15, 2006
Dan Giustina, Director

By:	*	Date: June 15, 2006
Diana E. Goldschmidt, Director

By:		*	Date: June 15, 2006
Lynn K. Herbert, Director

By:		*	Date: June 15, 2006
William Lansing, Director

By:		*	Date: June 15, 2006
Theodore S. Mason, Director

By:		*	Date: June 15, 2006
Diane D. Miller, Director

By:		*	Date: June 15, 2006
Bryan L. Timm, Director

By:		*	Date: June 15, 2006

Thomas W. Weborg, Director

*	By:	/s/ Raymond P. Davis
Raymond P. Davis, Attorney-in-Fact

EXHIBIT INDEX

Exhibits
4.1	Western Sierra National Bank 1989 Stock Option Plan (incorporated by reference to Exhibit 10.10 to Western Sierra Bancorp's Registration Statement on Form S-4 (No. 333- 66675) filed November 2, 1998 (Film No. 98736498))

4.2	Western Sierra Bancorp 1997 Stock Option Plan (incorporated by reference to Exhibit 10.11 to Western Sierra Bancorp's Registration Statement on Form S-4 (No. 333-66675) filed November 2, 1998 (Film No. 98736498))

4.3	Western Sierra Bancorp 1999 Stock Option Plan (incorporated by reference to Exhibit 99.3 to Western Sierra Bancorp's Registration Statement on Form S-8 (No. 333-86653) filed September 7, 1999 (Film No. 99706921))

4.4	Western Sierra Bancorp 2004 Stock Option Plan (incorporated by reference to Exhibit A to Western Sierra Bancorp's Schedule 14A filed on April 1, 2004 (Film No. 04708872))

4.5	Sentinel Community Bank 1999 Stock Option Plan (incorporated by reference to Exhibit 99.4 to Western Sierra Bancorp's Registration Statement on Form S-8 (No. 333-50476) to Western Sierra Bancorp's Registration Statement on Form S-8 (No. 333-50476)

4.6	Auburn Community Bancorp 2003 Stock Option Plan (incorporated by reference to Exhibit 99.1 to Western Sierra Bancorp's Registration Statement on Form S-8 (No. 333- 111745) filed January 7, 2004 (Film No. 04512772))

5.1	Opinion of Foster Pepper Tooze LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Moss Adams LLP

23.3	Consent of Foster Pepper Tooze LLP (included in Exhibit 5.1)

24	Power of Attorney (contained on signature page to Umpqua's registration statement on Form S-4 filed March 15, 2006, to which this post-effective amendment on Form S-8 relates)